Exhibit 10.6

AMENDED RESTATED AND CONSOLIDATED

PROMISSORY NOTE

DATE: October 1, 2004

Malibu, California

THIS AMENDED RESTATED AND CONSOLIDATED PROMISSORY NOTE (THIS “NOTE”), AMENDS, RESTATES, CONSOLIDATES AND REPLACES (BUT DOES NOT SATISFY) THAT CERTAIN: (A) PROMISSORY NOTE DATED MARCH 30, 1998 IN THE PRINCIPAL AMOUNT OF $8,000,000.00, AS AMENDED AND RESTATED BY THAT AMENDED AND RESTATED PROMISSORY NOTE DATED MAY 19, 1998 IN THE PRINCIPAL AMOUNT OF $20,000,000.00, AS AMENDED BY A SECOND AMENDED AND RESTATED PROMISSORY NOTE DATED JUNE 8, 2001 IN THE PRINCIPAL AMOUNT OF $20,000,000.00, AS AMENDED BY A FIRST AMENDMENT TO SECOND AMENDED AND RESTATED PROMISSORY NOTE DATED OCTOBER 10, 2002, AND AS AMENDED BY A SECOND AMENDMENT TO SECOND AMENDED AND RESTATED PROMISSORY NOTE DATED OCTOBER 19, 2003, ALL PAYABLE TO LTC PROPERTIES, INC. AS PAYEE AND CLC HEALTHCARE, INC. (FORMERLY KNOWN AS LTC EQUITY HOLDING COMPANY, INC., FORMERLY KNOWN AS LTC HEALTHCARE, INC.) AS MAKER (COLLECTIVELY, THE “CLC NOTES”) AND (B) PROMISSORY NOTE DATED DECEMBER 31, 2001 IN THE PRINCIPAL AMOUNT OF $7,000,000.00 AS AMENDED BY AN AMENDED AND RESTATED PROMISSORY NOTE DATED JULY 29, 2003, BOTH PAYABLE TO LTC PROPERTIES, INC. AS PAYEE AND HEALTHCARE HOLDINGS, INC. AS MAKER AND EXECUTED BY CLC HEALTHCARE, INC. (COLLECTIVELY, THE “HHI NOTES”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, CLC Healthcare, Inc. and Healthcare Holdings, Inc. (jointly, severally and separately the “Maker” and LTC Properties, Inc. (“Payee”) agree as follows:

RECITALS

A.                                   As of the date hereof, Maker certifies and agrees the outstanding principal balance of the CLC Notes and HHI Notes plus accrued interest as of October 1, 2004 is $20,042,590.69 prior to any additional amounts borrowed under Paragraph B below (the “Loan”).

B.                                     Subject to the limitations described herein, Maker requests or may request additional sums to be advanced by Payee as follows:  (a) up to $250,000.00 to CLC Healthcare, Inc. for capital improvements to property known as Mara Villa Care Center located at 4825 South 7thStreet, Phoenix, Arizona 85042; (b) up to $250,000.00 for general capital improvements to properties occupied by Maker and owned by Payee; and (c) up to $500,000.00 for settlement of litigation concerning Kindred Rehab Services v. Centers of Long Term Care of Texas, Inc. pending in the U.S. District Court, Northern District of Texas, Dallas Division.  It is agreed and understood that any advances requested by Maker under this Paragraph B shall be subject to the sole and absolute discretion of Payee.  Maker will, at Payee’s request, provide all documentation as Payee deems necessary with respect to any of the aforementioned advances, including but not limited to, invoices, contracts, work orders, settlement agreements and the like relative to the particular requested advance.

C.                                     At Maturity Date, as hereinafter defined, for value received, Maker hereby promises to pay to the order of Payee, at Payee’s principal place of business in Malibu, California, or such other place as Payee may from time to time designate, the principal sum then outstanding plus all accrued and outstanding interest as may be recorded on the grid attached hereto and made a part hereof.  Absent manifest error, all amounts recorded by Payee will be deemed conclusively binding on the Maker.  Principal amounts outstanding will accrue interest at the rate of 8%, compounded monthly, (“Compounded Interest”) and accrues to the balance of the Note.  Interest accrued to the Note balance shall not reduce amounts eligible to be advanced under Section B of this Note.  All principal and accrued Compounded Interest shall be due on or before October 1, 2007 (the “Maturity Date”).  Principal and interest due hereunder shall be payable in lawful money of the United States.  Amounts borrowed and repaid hereunder may not be reborrowed.

1.                                       Payments on Maturity Date.  Assuming no acceleration by Payee and no prepayment in full of the Loan by Maker, on the Maturity Date, Maker shall pay to Payee the entire outstanding principal, Compounded Interest and accrued interest owing to Payee by Maker under this Note.  Provided however, certain mandatory prepayments of the Loan shall be required as set forth in the Security Agreement (as hereinafter defined).

2.                                       Prepayments.  Maker shall have the right to prepay all or any part of the principal and accrued interest balance of this Note any time without premium, penalty, or charge of any kind whatsoever; provided, however, there shall be no discount of any kind for any prepayment.

3.                                       Security Documents.  This Note is a full recourse obligation of the Maker and is secured by all of the assets of Maker, whether heretofore or hereafter, including, but not limited to certain of the Assisted Living Concepts, Inc. “(ALF”) common shares currently held by Healthcare Holdings, Inc. and subject to a Control Agreement dated March 7, 2002 (“Control Agreement”) among Healthcare Holdings, Inc., the Payee and Solomon Smith Barney Inc.  Reference is made to the Amended, Restated and Consolidated Security Agreement among the Maker and Payee of even date herewith (“Security Agreement”, the Control Agreement and Security Agreement hereinafter the “Security Documents”) for a description of the Collateral provided for therein and the rights of Payee with respect to such Collateral.  All obligations under this Note are secured by the Collateral set forth in the Security Documents.

4.                                       Restrictive Covenants.  Maker hereby covenants and agrees with Payee that, for so long as the obligations of Maker under this Note remain outstanding under the Note, Maker will comply with all of the following:

(a)                                  Maker will not, and will not permit any subsidiary of Maker to, create, assume, incur or suffer to exist any lien or encumbrance of any kind, upon all or any portion of the Collateral (as defined in the Security Documents).

(b)                                 Maker will not, and will not permit any subsidiary to pay a dividend, provide any loan guaranty, lend money or borrow any additional sums beyond this Note without prior approval of Payee.

(c)                                  Maker will not, and will not permit any subsidiary to (i) lease, assign or sell all or substantially all of its property or business to any other Person (as hereinafter defined), (ii) merge or consolidate with or into any other Person, (iii) purchase or lease or otherwise acquire all or substantially all of the assets of any other Person, (iv) sell, transfer, pledge or otherwise dispose of capital stock of Maker or any of its subsidiaries, (v) liquidate, suspend or dissolve its business operations, (vi) change its name, identity or corporate, partnership or other structure, or (vii) change the current principal place of business or chief executive office, in each case without the prior written consent of Payee.

5.                                       Change of Control.  Notwithstanding anything to the contrary contained herein, upon a Change of Control (as hereinafter defined) Payee may, in its sole discretion, declare the entire balance of principal and interest hereon immediately due and payable, together with all applicable charges and payments due hereunder, all costs of collection, including reasonable attorneys’ fees and all other costs and expenses incurred, and shall have all remedies available under the Security Documents, at law or in equity.  For purposes of this Note, a “Change of Control” shall mean and include (i) the sale by Healthcare Holdings, Inc, or CLC Healthcare, Inc. (each hereinafter referred to as “Party”) and/or any subsidiary of either Party of all or substantially all of the assets of either Party and its subsidiaries taken as a whole, (ii) any Acquisition by any person or any persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (a “Group”) of 30% or more of the total voting power of all classes of capital stock of either Party entitled to vote generally in the election of the Board of Directors of either Party, (iii) any Acquisition by any person or Group of the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of either party, through beneficial ownership of the capital stock or otherwise, or, (iv) a majority of the members of the Boards of Directors of either Party cease to be Continuing Directors (as hereinafter defined).  As used herein, “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of either party, who (i) was a member of the Boards of Directors of either Party on the date of this Note, or (ii) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Boards at the time of such nomination or election.  For the purposes of this definition, “Acquisition” of the power or properties and assets stated in the preceding sentence means the earlier of (a) the actual possession thereof and (b) the consummation of any transaction or series of related transactions which, with the passage of time, will give such Person or Persons that actual possession thereof.  As used herein, “Person” shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

6.                                       Late Payment Charge; No Waiver. MAKER ACKNOWLEDGES THAT LATE PAYMENT TO PAYEE OF ANY SUMS DUE HEREUNDER WILL CAUSE PAYEE TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH WILL BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN.  SUCH COSTS INCLUDE, BUT ARE NOT LIMITED TO, PROCESSING AND ACCOUNTING CHARGES.  ACCORDINGLY, IF ANY INSTALLMENT IS NOT RECEIVED BY PAYEE WHEN DUE, OR IF ANY REMAINING PRINCIPAL AND ACCRUED BUT UNPAID INTEREST OWING UNDER THIS NOTE IS NOT PAID IN FULL ON THE MATURITY DATE, MAKER SHALL THEN PAY TO PAYEE AN ADDITIONAL SUM OF FIVE PERCENT (5%) OF THE OVERDUE AMOUNT AS A LATE CHARGE.  THE PARTIES HEREBY AGREE THAT THE LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS PAYEE WILL INCUR BY REASON OF LATE PAYMENT.  THIS PROVISION SHALL NOT, HOWEVER, BE CONSTRUED AS EXTENDING THE TIME FOR PAYMENT OF ANY AMOUNT HEREUNDER, AND ACCEPTANCE OF SUCH LATE CHARGE BY PAYEE SHALL IN NO EVENT CONSTITUTE A WAIVER OF MAKER’S DEFAULT WITH RESPECT TO SUCH OVERDUE AMOUNT NOR PREVENT PAYEE FROM EXERCISING ANY OF ITS OTHER RIGHTS AND REMEDIES WITH RESPECT TO SUCH DEFAULT.

INITIAL:	/s/ gt & jh
Maker

7.                                       Default.  The occurrence of any of the following shall constitute an event of default (“Event of Default”) under this Note:

(a)                                  failure to make any payment of principal, interest, or any other sums due hereunder within five (5) business days of the date due;

(b)                                 the occurrence of any breach or default of any other obligation of Maker, CLC, or any of their respective subsidiaries, monetary or otherwise, hereunder or otherwise, which breach or default (except as provided below) shall continue for more than ten (10) calendar days after Maker or CLC has received written notice thereof from Payee;

(c)                                  notwithstanding anything to the contrary contained in this Section, immediately upon the breach or default of any provision of Sections 4 and 5 hereof; or

(d)                                 a breach or default under or as defined in the Security Documents.

8.                                       Acceleration Rights; Remedies.  Upon the occurrence of an Event of Default or Change of Control hereunder, Payee may, in its sole discretion, declare the entire balance of principal and interest hereon immediately due and payable, together with all applicable charges and payments due hereunder, costs of collection, including reasonable attorneys’ fees and all other costs and expenses incurred, and shall have any and all remedies available under the Security Documents, at law or in equity.

9.                                       Attorneys’ Fees and Costs.  In the event it becomes necessary for Payee to utilize legal counsel for the enforcement of this Note or any of its terms, if Payee is successful in such enforcement by legal proceedings or otherwise, Payee shall be reimbursed immediately by Maker for all reasonable attorneys’ fees and other costs and expenses.

10.                                 Waivers.  Maker of this Note hereby waives diligence, demand, presentment for payment, exhibit of this Note, notice of non-payment or dishonor, protest and notice of protest, notice of demand, notice of election of any right of holder hereof, any and all exemption rights against this indebtedness, and expressly agrees that, at Payee’s election, the time for performance of any obligation under this note may be extended from time to time, without notice and that no such extension, renewal, or partial release shall release Maker from its obligation of payment of this Note or any installment hereof, and consents to offset of any sums owed to Maker by the holder hereof at any time.

11.                                 Assignment/Transfer by Payee.  Payee, in Payee’s sole and absolute discretion, and without notice to Maker, shall have the absolute right to sell, assign, gift, transfer, convey, encumber or otherwise dispose of all or a portion of the holder’s rights in this Note or any other agreement related thereto.  Maker may not assign, gift, transfer, convey, encumber or otherwise dispose of all or a portion of its rights, nor delegate its duties or obligations under this Note or any other agreement related thereto.

12.                                 Governing Law.  This Note shall in all respects be interpreted, enforced, and governed by and under the internal law of the State of California without resort to choice of law principles.

13.                                 Severability.  Every provision hereof is intended to be several.  If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

14.                                 Compliance With Usury Laws.  It is the intention of the parties hereto to conform strictly to applicable usury laws regarding the use, forbearance or detention of the indebtedness evidenced by this Note, whether such laws are not or hereafter in effect, including the laws of the Untied States of America or any other jurisdiction whose laws are applicable, and including subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Note (the “Applicable Usury Laws”); provided, however, if such laws shall hereafter permit higher rates of interest, then the Applicable Usury Laws shall be the laws allowing the higher rate of interest.  Accordingly, the following shall apply:

(a)                                  If any acceleration of the Maturity Date of this Note or any payment by maker or any other person or entity results in the amount of interest contracted for, charged, taken, reserved, received by or paid by Maker or such other person or entity on the principal amount outstanding, from time to time, on the Note being deemed to have been in excess of the Maximum Amount (as hereinafter defined) or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows: (i) the provisions of this Section 17 shall govern and control; (ii) the aggregate of all interest under Applicable Usury Laws that is contracted for, charged, taken, reserved or received under this Note, or under any of the other aforesaid agreements or instruments or otherwise shall under no circumstances exceed the Maximum Amount, and any excess shall either be refunded to Maker or applied in reduction of principal, if permitted by California law, in the sole discretion of Payee; (iii) neither Maker nor any other person or entity shall be obligated to apply the amount of such interest to the extent it is in excess of the Maximum Amount; (iv) any interest contracted for, charge, reserved, taken or received in excess of the Maximum Amount shall be deemed an accidental or bona fide error and canceled automatically to the extent of such excess; and (v) the effective rate of interest on the Loan shall be ipso facto reduced to the Highest Lawful Rate (as hereinafter defined), and the provision of this Note shall be deemed reformed, without the necessity of the execution of any new document, so as to comply with all Applicable Usury Laws.  All sums paid, or agreed to be paid, to Payee for the use, forbearance, or the detention of the indebtedness of Maker to payee evidenced by this Note shall, to the fullest extent permitted by the Applicable Usury Laws, be amortized, pro-rated, allocated and spread throughout the full term of the indebtedness evidenced by this Note so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof.  As used herein, the term “Maximum Amount” means the maximum non-usurious amount of interest which may be lawfully contracted for, charged, reserved, taken or received by Payee in connection with the indebtedness evidenced by this Note under all applicable Usury Laws.

(b)                                 If at any time interest on the Loan, together with any fees and additional amounts payable hereunder or under any other agreements or instruments that are deemed to constitute interest under Applicable Usury Laws (the “Additional Interest”), exceeds the Highest Lawful Rate, then the amount of interest to accrue pursuant to this Note shall be limited, notwithstanding anything to the contrary in this Note, or any other agreement or instrument, to the amount of interest that would accrue at the Highest Lawful Rate; provided, however, that to the fullest extent permitted by Applicable Usury Laws, any subsequent reductions in the interest rate shall not reduce the interest to accrue pursuant to this Note below the Highest Lawful Rate until the aggregate amount of interest actually accrued pursuant to this Note, together with all Additional Interest, equals the amount of Interest which would have accrued if the Highest Lawful Rate had at all times been in effect and such Additional Interest, if any, had been paid in full.

For purposes of this Note, the term “Highest Lawful Rate” means the maximum rate of interest and other charges (if any such maximum exists) for the forbearance of the payment of monies, if any that may be charged, contracted for, reserved, taken or received under all Applicable Usury Laws on the principal balance of this Note from time to time outstanding.

15.                                 Notices.  Any notice or other communication required or permitted to be given under this Note shall be in writing and sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to Maker:	Healthcare Holdings, Inc.
7610 N. Stemmons Fwy, Suite 500
Dallas, Texas 75247
Attention: Chief Financial Officer

with a copy to:	Healthcare Holdings, Inc.
7610 N. Stemmons Fwy, Suite 500
Dallas, Texas 75247
Attention: Legal Department

and:	CLC Healthcare, Inc.
7610 N. Stemmons Fwy, Suite 500
Dallas, Texas 75247
Attention: Chief Financial Officer

If to Payee:	LTC Properties, Inc.
22917 Pacific Coast Hwy, Suite 350
Malibu, California 90265
Attention: Chief Financial Officer

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.  If personally delivered, such notices or other communications shall be deemed delivered upon delivery.  If sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first above written.

MAKER:

HEALTHCARE HOLDINGS, INC.,
a Nevada corporation

By:	/s/ Gary Trebert
Name:	Gary Trebert
Its:	Chief Executive Officer

MAKER:

CLC HEALTHCARE, INC.,
a Nevada corporation

By:	/s/ Jeff Head
Name:	Jeff Head
Its:	Chief Financial Officer

SCHEDULE OF ADVANCES AND PAYMENT OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Repaid	Unpaid Principal Balance	Notation Made by